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                                                                   EXHIBIT 10.33


March 20, 2006

Mr. Larry Liebenow
President and Chief Executive Officer
Quaker Fabric Corporation
941 Grinnell Street
Fall River, MA  02721

Dear Larry:

     This letter confirms and sets forth the terms and conditions of the engagement between Alvarez & Marsal, LLC ("A&M") and Quaker Fabric Corporation (the "Company"), including the scope of the services to be performed and the basis of compensation for those services. Upon execution of this letter by each of the parties below and receipt of the retainer described below, this letter will constitute an agreement between the Company and A&M.


     1.   Description of Services
          -----------------------

          (a) A&M shall provide consulting services to the Company in connection with the Company's evaluation and implementation of strategic and tactical alternatives for the restructuring process. It is anticipated that A&M's activities shall include (but not be limited to) the following:

               (i) assistance in the preparation of a rolling 13-week cash flow receipts and disbursement forecast and actual-to-forecast variance reports;

               (ii) assistance in preparation and implementation of revised strategic, financial and operating plans, including assistance in:

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                    -    identification and implementation of cost reductions;
                    - identification and implementation of operations improvements;
                    - identification and implementation of improved working capital management;
                    - identification and implementation of the sale or other disposition of assets; and
                    - assessment of organizational and operational structure of the Company and evaluation and implementation of potential changes;

               (iii) analysis of strategic alternatives, including assistance in evaluating raising of debt and/or equity financing;

               (iv) assistance in preparation of reports, communication and meeting with, and negotiation with the Company's lenders and other stakeholders and their advisors; and

               (v) other activities as are approved by you or the Board of Directors and agreed to by A&M.


               You understand that the services to be rendered by A&M may include the preparation of recommendations, projections and other forward-looking statements, and that numerous factors can affect the actual results of the Company's operations, which may materially and adversely differ from those projections. In addition, A&M will be relying on information provided by the Company in the preparation of those recommendations, projections and other forward-looking statements. Further, A&M assumes no responsibility for the selection, approval, or implementation of any actions which it assists the Company in formulating.

               In rendering its services to the Company, A&M will report directly to the Chief Executive Officer and the Board of Directors of the Company, and will make recommendations to and consult with such senior officers as they direct.

          (b)  The engagement will be staffed as follows:

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               Steven Cohn, a Managing Directors of A&M, will be responsible for the overall engagement. George Varughese, a Managing Directors of A&M, will be responsible for the financing and sale services. Steven and George will be assisted by Daniel Ehrmann, a Senior Director, and by other A&M personnel as required by the engagement. A&M personnel providing services to the Company may also work with other A&M clients in conjunction with unrelated matters.


     2.   Compensation
          ------------

          (a)  A&M will receive fees based on the following hourly rates:

                     Steven Cohn            $550
                     George Varughese       $550
                     Daniel Ehrmann         $425

                     Associate/Analyst      $250-300

          (b) In addition, A&M will be reimbursed for its reasonable out-of-pocket expenses incurred in connection with this assignment, such as travel, lodging, duplicating, computer research, messenger and telephone charges. In addition, A&M shall be reimbursed for the reasonable fees and expenses of its counsel incurred in connection with the enforcement of this Agreement. All fees and expenses will be billed and payable on a monthly basis or, at A&M's discretion, more frequently.

          (c) The Company shall promptly remit to A&M a retainer in the amount of $50,000, which shall be credited against any amounts due at the termination of this engagement and returned upon the satisfaction of all obligations hereunder.


     3.   Term
          ----

          The engagement will commence as of the date hereof and may be terminated by either party without cause by giving 20 days' written notice to the other party. In the event of any such termination, any fees and expenses due to A&M shall be remitted promptly (including fees and expenses that accrued prior to but were invoiced subsequent to such termination) and all A&M work product including, but not limited to reports, analyses, spreadsheets, documents and other such materials prepared by A&M in connection with this engagement shall be turned over to the Company.

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     4.   Relationship of the Parties
          ---------------------------

          The parties intend that an independent contractor relationship will be created by this engagement letter. Neither A&M nor any of its personnel or subcontractors is to be considered an employee or agent of the Company and the personnel and subcontractors of A&M are not entitled to any of the benefits that the Company provides for the Company employees. The Company acknowledges that A&M's engagement shall not constitute an audit, review or compilation, or any other type of financial statement reporting engagement that is subject to the rules of the AICPA, SEC or other state or national professional or regulatory body.


     5.   No Third Party Beneficiary
          --------------------------

          The Company acknowledges that all advice (written or oral) given by A&M to the Company in connection with this engagement is intended solely for the benefit and use of the Company (limited to its Board of Directors and management) in considering the matters to which this engagement relates. The Company agrees that no such advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time in any manner or for any purpose other than accomplishing the tasks referred to herein without A&M's prior approval (which shall not be unreasonably withheld), except as required by law. Notwithstanding the foregoing, the parties hereto hereby agree that the advice, analysis, opinions, reports and other work product of A&M will be shared with the Company's senior lenders in accordance with the terms of the Company's senior loan arrangements (including, without limitation, the confidentiality provisions thereof), provided, however that prior to the receipt of such information such senior lenders shall be informed, that their use of such advice, analysis, opinions, reports and other work product of A&M shall be without representation or warranty by A&M.


     6.   Conflicts
          ---------


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          A&M is not currently aware of any relationship that would create a conflict of interest with the Company or those parties-in-interest of which you have made us aware. Because A&M is a consulting firm that serves clients on a national basis in numerous cases, both in and out of court, it is possible that A&M may have rendered services to or have business associations with other entities or people which had or have or may have relationships with the Company, including creditors of the Company.


     7.   Confidentiality / Non-Solicitation
          ----------------------------------

          A&M shall keep as confidential all non-public information received from the Company in conjunction with this engagement, except: (i) as requested by the Company or its legal counsel, (ii) as required by legal proceedings, or (iii) as may be provided to the Company's senior lenders in accordance with Paragraph 5 hereof. All obligations as to non-disclosure shall cease as to any part of such information to the extent that such information is or becomes public other than as a result of a breach of this provision. The Company, on behalf of itself and its affiliates and any person which may acquire all or substantially all of its assets agrees that, until one (1) year subsequent to the termination of this engagement, it will not solicit, recruit, hire or otherwise engage any employee of A&M who worked on this engagement while employed by A&M ("Solicited Person"); provided that this restriction shall not apply with respect to any general solicitation for new employees which is not targeted at the Solicited Person. Should the Company or any of its affiliates or any person who acquires all or substantially all of its assets extend an offer of employment to or otherwise engage any Solicited Person and should such offer be accepted, A&M shall be entitled to a fee from the party extending such offer equal to the Solicited Person's hourly client billing rate at the time of the offer multiplied by 2,000 hours. The fee shall be payable at the time of the Solicited Person's acceptance of employment or engagement.


     8.   Indemnification
          ---------------

          The attached indemnification agreement is incorporated herein by reference and shall be executed upon the acceptance of this Agreement. Termination of this engagement shall not affect these indemnification provisions, which shall remain in full force and effect.

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     9.   Miscellaneous
          -------------

          This engagement letter (together with the attached indemnity provisions): (a) shall be governed and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof; (b) incorporates the entire understanding of the parties with respect to the subject matter hereof; and (c) may not be amended or modified except in writing executed by both parties hereto. The Company and A&M agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of the parties hereto with respect to any matter relating to or arising out of the engagement or the performance or non-performance of A&M hereunder

          If the foregoing is acceptable to you, kindly sign the enclosed copy to acknowledge your agreement with its terms.

                                                   Very truly yours,

                                                   Alvarez & Marsal, LLC


                                                   By:  ____________________
                                                        Steven J. Cohn
                                                        Title: Managing Director


          Accepted and agreed:

          Quaker Fabric Corporation


          By:  _____________________
               Larry A. Liebenow
               President & CEO

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                            INDEMNIFICATION AGREEMENT
                            -------------------------

This indemnity is made part of an agreement, dated January 26, 2006 (which together with any renewals, modifications or extensions thereof, is herein referred to as the "Agreement") by and between Alvarez & Marsal, LLC ("A&M") and Quaker Fabric Corporation (the "Company"), for services to be rendered to the Company by A&M.


A. The Company agrees to indemnify and hold harmless each of A&M, its affiliates and their respective shareholders, members, managers, employees, agents, representatives and subcontractors (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities, penalties, obligations and expenses, including the costs for counsel or others (including employees of A&M, based on their then current hourly billing rates) in investigating, preparing or defending any action or claim, whether or not in connection with litigation in which any Indemnified Party is a party, or enforcing the Agreement (including these indemnity provisions), as and when incurred, caused by, relating to, based upon or arising out of (directly or indirectly) the Indemnified Parties' acceptance of or the performance or nonperformance of their obligations under the Agreement; provided, however, such indemnity shall not apply to any such loss, claim, damage, liability or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence, material breach of contract resulting in damages in excess of $300,000 or willful misconduct. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of A&M, except to the extent that any such liability for losses, claims, damages, liabilities or expenses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence, material breach of contract resulting in damages in excess of $300,000 or willful misconduct. The Company further agrees that it will not, without the prior consent of an Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which such Indemnified Party seeks indemnification hereunder (whether or not such Indemnified Party is an actual party to such claim, action, suit or proceedings) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liabilities arising out of such claim, action, suit or proceeding.


B. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to the Indemnified Parties. In the event that, at any time whether before or after termination of the engagement or the Agreement, as a result of or in connection with the Agreement or A&M's and its personnel's role under the Agreement, A&M or any Indemnified Party is required to produce any of its personnel (including former employees) or for examination, deposition or other written, recorded or oral presentation, or A&M or any of its personnel (including former employees) or any other Indemnified Party is required to produce or otherwise review, compile, submit, duplicate, search for, organize or report on any material within such Indemnified Party's possession or control pursuant to a subpoena or other legal (including administrative) process, the Company will reimburse the Indemnified Party for its out of pocket expenses, including the reasonable fees and expenses of its counsel, and will compensate the Indemnified Party for the time expended by its personnel based on such personnel's then current hourly rate; provided, however, that this Clause B shall not apply to any proceeding or other legal action between A&M and the Company.

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C. If any action, proceeding or investigation is commenced to which any
Indemnified Party proposes to demand indemnification hereunder, such Indemnified Party will notify the Company with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify the Company will not relieve the Company from its obligations hereunder, except to the extent that such failure shall have actually prejudiced the defense of such action or increased the cost of defending such action. The Company shall promptly pay expenses reasonably incurred by any Indemnified Party in defending, participating in, or settling any action, proceeding or investigation in which such Indemnified Party is a party or is threatened to be made a party or otherwise is participating in by reason of the engagement under the Agreement and to which it is entitled to indemnification under Clause A, upon submission of invoices therefor, whether in advance of the final disposition of such action, proceeding, or investigation or otherwise; provided, however, that this Clause C shall not apply to any proceeding or other legal action between A&M and the Company. Each Indemnified Party hereby undertakes, and the Company hereby accepts its undertaking, to repay any and all such amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified therefor. If any such action, proceeding or investigation in which an Indemnified Party is a party is also against the Company, the Company may, in lieu of advancing the expenses of separate counsel for such Indemnified Party, provide such Indemnified Party with legal representation by the same counsel who represents the Company, provided such counsel is reasonably satisfactory to such Indemnified Party, at no cost to such Indemnified Party; provided, however, that if such counsel or counsel to the Indemnified Party shall determine that due to the existence of actual or potential conflicts of interest between such Indemnified Party and the Company such counsel is unable to represent both the Indemnified Party and the Company, then the Indemnified Party shall be entitled to use separate counsel of its own choice, and the Company shall promptly advance its reasonable expenses of such separate counsel upon submission of invoices therefor. Nothing herein shall prevent an Indemnified Party from using separate counsel of its own choice at its own expense. The Company will be liable for any settlement of any claim against the Indemnified Party for which the Indemnified Party is entitled to indemnification hereunder made with the Company's written consent, which consent will not be unreasonably withheld.


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D. In order to provide for just and equitable contribution if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification, then the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, in connection with the statements, acts or omissions which resulted in the losses, claims, damages, liabilities and costs giving rise to the indemnification claim and other relevant equitable considerations shall be considered and further provided that in no event will the Indemnified Parties' aggregate contribution for all loses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder exceed $450,000. No person found liable for a fraudulent misrepresentation shall be entitled to contribution hereunder from any person who is not also found liable for such fraudulent misrepresentation.

E. The rights provided herein shall not be deemed exclusive of any other rights to which the Indemnified Parties may be entitled under the certificate of incorporation or bylaws of the Company, any other agreements, any vote of stockholders or disinterested directors of the Company, any applicable law or otherwise.


QUAKER FABRIC CORPORATION                          ALVAREZ & MARSAL, LLC


By:  ____________________                          By:  ____________________
     Larry A. Liebenow                                  Steven J. Cohn
     President & Chief Executive                        Managing Director
     Officer


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